20

                                    EXHIBIT A

                             JOINT FILING AGREEMENT

         In accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the undersigned parties hereby agree that the Amendment No. 12 of even date herewith to the Statement on Schedule 13D dated September 8, 1989 (as previously amended) with respect to ELXSI Corporation is filed on behalf of each of the undersigned parties, and that any further amendments thereto executed by any of the undersigned parties shall be filed on behalf of such of those parties who shall have executed the same.

Dated: April 30, 1998

                                            MILLEY MANAGEMENT INCORPORATED



/s/ ALEXANDER M. MILLEY                     By: /s/ ALEXANDER M. MILLEY
---------------------------                    ---------------------------------
    Alexander M. Milley,                            Alexander M. Milley
     individually                                   President



ELX LIMITED PARTNERSHIP                     CADMUS CORPORATION



By: /s/ ALEXANDER M. MILLEY                 By: /s/ ALEXANDER M. MILLEY
---------------------------                    ---------------------------------
        Alexander M. Milley                         Alexander M. Milley
        Sole General Partner                        President



ELIOT KIRKLAND L.L.C.                                AZIMUTH CORPORATION



By: /s/ ALEXANDER M. MILLEY                 By: /s/ ALEXANDER M. MILLEY
---------------------------                    ---------------------------------
        Alexander M. Milley                         Alexander M. Milley
        President                                   President